Exhibit (c)-(2)

Bitauto Holdings Limited Fairness Analysis Presented to the Special Committee of the Board of Directors June 12, 2020 The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is fu rnished by us. Reproduction, publication, or dissemination of any portion hereof may not be made without prior approval of Duff & Phelps, LL C a nd its affiliates. CONFIDENTIAL

2 CONFIDENTIAL Duff & Phelps Disclaimer • The following pages contain materials that are being provided by Duff & Phelps, LLC (“ Duff & Phelps ”) to the special committee of independent directors (the “ Special Committee ”) of the board of directors (the “ Board of Directors ”) (solely in its capacity as the Special Committee) of Bitauto Holdings Limited (“ Bitauto ”, “ BITA ”, or the “ Company ”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein) . • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee . • Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee . • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion . These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee . • The accompanying material does not, and any Opinion provided by Duff & Phelps would not : (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction ; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person including security holders of the Company should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction ; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party . • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision . Duff & Phelps did not independently verify such information . Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct . No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future . • No selected company or selected transaction used in our analysis is directly comparable to the Company, Yixin (as defined herein), BITA Core (as defined herein), CIG (as defined herein) or the Proposed Transaction .

3 CONFIDENTIAL Table of Contents 1. Introduction and Transaction Overview 2. Valuation Analysis - Transaction Services Business (Yixin) – Selected Public Companies / M&A Transactions Analysis – Trading Price Analysis – Concluded Value Range 3. Valuation Analysis - Advertising and Subscription Business (BITA Core) – Discounted Cash Flow Analysis – Selected Public Companies / M&A Transactions Analysis – Concluded Value Range 4. Valuation Analysis - Digital Marketing Solutions Business (CIG) – Discounted Cash Flow Analysis – Selected Public Companies / M&A Transactions Analysis – Concluded Value Range Appendix 1. Holding Company Discount 2. Selected M&A Transactions Analysis

Introduction and Transaction Overview Section 01

5 CONFIDENTIAL Introduction and Transaction Overview The Engagement • Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such) . • Specifically, Duff & Phelps has been asked to provide an opinion (the “ Opinion ”) as to the fairness, from a financial point of view, to (i) the holders of ordinary shares, par value US $ 0 . 00004 per share, of the Company (each, a “ Share ” or, collectively, the “ Shares ”), other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing one Share (each, an “ ADS ” and collectively, “ ADSs ”), other than ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs) . The Proposed Transaction • It is Duff & Phelps’ understanding that the Company, Yiche Holding Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“ Parent ”), and Yiche Mergersub Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands and a wholly - owned subsidiary of Parent (“ Merger Sub ”), propose to enter into an Agreement and Plan of Merger (the “ Merger Agreement ”), dated as of the date hereof, the execution version of which Duff & Phelps has reviewed is dated June 12 , 2020 . • Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, whereupon Merger Sub will cease to exist, with the Company surviving the merger and becoming a wholly - owned subsidiary of Parent . In connection with such merger, (i) each Share issued and outstanding (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) shall be cancelled in exchange for the right to receive US $ 16 . 00 in cash per Share without interest (the “ Per Share Merger Consideration ”) and (ii) each ADS, issued and outstanding (other than ADSs representing the Excluded Shares) shall be cancelled in exchange for the right to receive US $ 16 . 00 in cash per ADS without interest (the “ Per ADS Merger Consideration ”, and together with the Per Share Merger Consideration, the “ Merger Consideration ”) (collectively, the “ Proposed Transaction ”) . • The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement . • For purposes of the Opinion, (i) “ Excluded Shares ” shall mean, collectively, (a) the Rollover Shares, (b) Shares (including Shares represented by ADSs) held by Parent, the Company or any of their respective Subsidiaries and (c) Shares (including Shares represented by ADSs) hel d b y the Depositary and reserved for issuance, settlement and allocation upon exercise or vesting of Company Options and/or Company RSU Awards; and ( ii) “ Dissenting Shares ”, “ Rollover Shares ”, “ Subsidiary ”, “ Depositary ”, “ Company Options ” and “ Company RSU Awards ” shall have the meanings set forth in the Merger Agreement.

6 CONFIDENTIAL Introduction and Transaction Overview Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances . Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular . Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below : 1. Reviewed the following documents : - The Company’s annual reports and audited financial statements on Form 20 - F filed with the Securities and Exchange Commission (“ SEC ”) for the years ended December 31 , 2017 through December 31 , 2019 , the Company’s unaudited interim financial statements for the three months ended March 31 , 2018 and March 31 , 2019 included in the Company’s Form 6 - K filed with the SEC, and certain items on the Company’s unaudited balance sheet as of March 31 , 2020 provided by management of the Company ; - Annual reports and audited financial statements of Yixin Group Limited (“ Yixin ”), also known as the transaction services business of the Company, filed with the Hong Kong Securities and Futures Commission for the years ended December 31 , 2016 through December 31 , 2019 ; - Prospectus for the initial public offering of shares of Yixin filed with the Hong Kong Securities and Futures Commission ; - Unaudited pro forma financial statements of the advertising and subscription business of the Company (“ BITA Core ”) and unaudited pro forma financial statements of the digital marketing solutions business of the Company (“ CIG ”), each for the years ended December 31 , 2017 through December 31 , 2019 , and for the three months ended March 31 , 2019 and March 31 , 2020 , provided by management of the Company ; - Unaudited pro forma financial statements of Dalian Rongxin Financing Guarantees Company Limited (“ Dalian Rongxin ”) for the years ended December 31 , 2018 through December 31 , 2019 and for the three months ended March 31 , 2020 , provided by management of the Company ; - Unaudited book values recorded by the Company as of March 31 , 2020 for certain of the Company’s investments and subsidiaries (“ Other Investments and Subsidiaries ”), provided by management of the Company ; - Detailed financial projection models for BITA Core and CIG for the years ending December 31 , 2020 through December 31 , 2025 , prepared and provided to Duff & Phelps by management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “ Management Projections ”) ; - Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company and its subsidiaries (collectively, the “ Group ”) as well as of its relevant business segments, provided by management of the Company ; - A letter dated June 12 , 2020 from management of the Company, which made certain representations as to, among other things, (i) historical pro forma financial statements for BITA Core, CIG and Dalian Rongxin, (ii) historical financial statements for Yixin, (iii) certain items on the Company’s unaudited consolidated balance sheet as of March 31 , 2020 , (iv) the Other Investments and Subsidiaries, and (v) the Management Projections and the underlying assumptions of such projections ; - Documents related to the Proposed Transaction, including an execution version of the Merger Agreement dated June 12 , 2020 ;

7 CONFIDENTIAL Introduction and Transaction Overview Scope of Analysis (continued) 2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company ; 3. Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business ; 4. Reviewed the historical trading price and trading volume of the shares of Yixin ; 5. Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant ; 6. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including discounted cash flow analysis, analysis of selected public companies that Duff & Phelps deemed relevant, and analysis of selected transactions that Duff & Phelps deemed relevant ; and 7. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate .

Introduction and Transaction Overview
Ownership Summary

Fully Diluted Ownership



Supporting Shareholders 44.9%
Buyer Group 7.3%
Outstanding ADS Options and RSUs 5.6%
Public & Other Shareholders 4.9%
Institutional Holders 37.3%

Bitauto Holdings Limited - Ownership

Current Shareholders	Fully Diluted ADSs (1)	% of Fully Diluted Ownership
Buyer Group		
Tencent Holdings Limited (SEHK:700)	5,482,683	7.3%
Hammer Capital	-	0.0%
Buyer Group	5,482,683	7.3%
Supporting Shareholders (2)		
JD.com, Inc. (NasdaqGS:JD)	17,327,601	23.0%
Cox Enterprises, Inc.	9,000,000	12.0%
Mr. Li, Bin (Founder & Chairman)	7,442,780	9.9%
Supporting Shareholders (2)	33,770,381	44.9%
Top 15 Institutional Holders		
CITIC Capital Partners Management Ltd.	4,648,884	6.2%
Maso Capital Partners Ltd	4,039,960	5.4%
Invesco Ltd. (NYSE:IVZ)	3,507,884	4.7%
Baidu Holdings Limited	2,471,577	3.3%
York Capital Management	1,479,600	2.0%
Millennium Management LLC	1,318,753	1.8%
The Vanguard Group, Inc.	1,140,420	1.5%
Pentwater Capital Management LP	917,033	1.2%
Dimensional Fund Advisors L.P.	743,816	1.0%
Credit Suisse	717,751	1.0%
BlackRock, Inc. (NYSE:BLK)	566,005	0.8%
Oasis Management Company Ltd.	547,775	0.7%
Krane Funds Advisors, LLC	510,562	0.7%
Norges Bank Investment Management	507,082	0.7%
QVT Financial LP	468,970	0.6%
Top 15 Institutional Holders	23,586,072	31.3%
Total Institutional Holders	28,072,982	37.3%
Public & Other Shareholders	3,720,030	4.9%
Total ADSs Outstanding	71,046,076	94.4%
Outstanding ADS Options and RSUs	4,214,973	5.6%
Fully Diluted ADSs Outstanding	**75,261,049**	**100.00%**

(1) Each ADS represents Share.

(2) Buyer Group have entered into certain support agreements with Mr. Bin Li, JD.com Global Investment Limited and Cox Automotive Global Investments, Inc. (collectively, the "Supporting Shareholders" and each, a "Supporting Shareholder"), pursuant to which each Supporting Shareholder has agreed to (i) vote all of the Shares and ADSs beneficially owned by it in favor of the Proposed Transaction and against any other transaction in competition or inconsistent with the Proposed Transaction, and, (ii) in the case of Mr. Bin Li and JD.com Global Investment Limited roll over some of its existing equity in the Company for the purposes of funding the Proposed Transaction.

Source: Company filings, Capital IQ, Company management

CONFIDENTIAL 8 DUFF & PHELPS

9 CONFIDENTIAL Introduction and Transaction Overview Trading Analysis Source: Capital IQ Bitauto Holdings Limited - Trading History and Selected Public Market Observations September 12, 2018 to June 10, 2020 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 Volume (thousands) ADS Price Volume Price 30-day Trailing VWAP 60-day Trailing VWAP 90-day Trailing VWAP Offer November 26, 2019 Bitauto reported Q3'19 earnings results. The Company reported revenue of RMB2.54 billion and basic net loss of RMB2.28 per ADS for the three months ended September 30, 2019. September 12, 2019 Bitauto received a non - binding proposal from a consortium comprimised of Tencent Holdings Limited and Hammer Capital to acquire all of the outstanding shares of common stock of the Company not already owned by the consortium or their affiliates for USD16.00 in cash per ADS in a going - private transaction. September 5 , 2019 Bitauto reported Q2'19 earnings results. The Company reported revenue of RMB2.79 billion and basic net loss of RMB2.06 per ADS for the three months ended June 30, 2019. May 30 , 2019 Bitauto reported Q1'19 earnings results. The Company reported revenue of RMB2.73 billion and basic net income of RMB0.43 per ADS for the three months ended March 31, 2019. April 26 , 2019 Bitauto reported FY2018 earnings results. The Company reported revenue of RMB10.58 billion and basic net loss of RMB8.13 per ADS for FY2018. November 28, 2018 Bitauto reported Q3'18 earnings results. The Company reported revenue of RMB2.72 billion and basic net loss of RMB0.44 per ADS for the three months ended September 30, 2018. March 27, 2020 Bitauto reported FY2019 earnings results. The Company reported revenue of RMB10.75 billion and basic net loss of RMB16.92 per ADS for FY2019. Bitauto Holdings Limited Historical Trading Metrics (in thousands, except per ADS) During one year prior to Offer Post Offer Average Closing Price $15.92 Average Closing Price $13.84 High $24.77 High $15.42 Low $9.72 Low $9.70 Average Volume 816.9 Average Volume 466.1 % of ADSs Issued and Outstanding 1.1% % of ADSs Issued and Outstanding 0.7% % of Float 3.0% % of Float 1.7% Bitauto Holdings Limited - Offer Price Premium Relative To Share Implied Price Premium ADS price as of 6/10/20 $14.36 11.4% One-day prior (9/11/19) $13.27 20.6% One-week prior (9/5/19) $13.04 22.7% 30-days trailing VWAP prior to September 12, 2019 $11.93 34.1% 60-days trailing VWAP prior to September 12, 2019 $11.54 38.7% 90-days trailing VWAP prior to September 12, 2019 $11.25 42.2% Offer Price $16.00

Introduction and Transaction Overview
Valuation Summary

Valuation Range Conclusion - Bitauto Holdings Limited
(USD in thousands, except per share data or otherwise noted)

		Valuation Range			Yixin 5 Day VWAP (6/2/20 to 6/8/20) (1)			Yixin Closing Price (As of 6/11/20)			
		Low		High	Low		High	Low		High	
Sum of the Parts											
Equity Stake in Yixin		$611,894	-	$693,341	$595,728	-	$595,728	$665,236	-	$665,236	
Equity Stake in BITA Core		269,229	-	308,884	269,229	-	308,884	269,229	-	308,884	
Equity Stake in CIG		43,640	-	47,681	43,640	-	47,681	43,640	-	47,681	
Net Repurchase Obligation for CIG (2)		(50,110)	-	(49,282)	(50,110)	-	(49,282)	(50,110)	-	(49,282)	
Other Investments and Subsidiaries (3)		297,868	-	382,937	297,868	-	382,937	297,868	-	382,937	
Proceeds from Exercise of In-the-Money Options		2,075	-	2,075	2,075	-	2,075	2,075	-	2,075	
Value Attributable to Fully Diluted Shares		**$1,174,596**	-	**$1,385,636**	**$1,158,430**	-	**$1,288,023**	**$1,227,938**	-	**$1,357,531**	
Fully Diluted Shares Issued and Outstanding		75,261,049	-	75,261,049	75,261,049	-	75,261,049	75,261,049	-	75,261,049	**Offer Price**
Per Share Value Range		**$15.61**	-	**$18.41**	**$15.39**	-	**$17.11**	**$16.32**	-	**$18.04**	**$16.00**
					Yixin Share Price (HKD) HKD 1.6567			Yixin Share Price (HKD) HKD 1.85			
Implied Valuation Multiples											
P / Book Value	$1,282,647	0.92x	-	1.08x	0.90x	-	1.00x	0.96x	-	1.06x	0.94x
P / Tangible Book Value	$1,130,731	1.04x	-	1.23x	1.02x	-	1.14x	1.09x	-	1.20x	1.06x

(1) Volume weighted average price for trailing five trading days through June 8, 2020, per Bloomberg
(2) Reflects the Company's obligation to repurchase 11.7% of CIG equity if CIG fails to complete a qualified initial public offering by December 31, 2022; Calculated as repurchase obligation of RMB 495 million (discounted to present value using a discount rate of 5.0%), net of 11.7% of CIG equity value
(3) Includes onshore and offshore subsidiaries using book values on the low end of the range and original investment amounts on the high end of the range, except for Dalian Rongxin which is valued at 85% to 100% of the amount that the Company has invested in Dalian Rongxin; Includes onshore and offshore equity investments after application of a holding company discount of 0% to 10% on the investments (see Appendix 01 for details regarding the holding company discount); Values of onshore subsidiaries and investments after 10% withholding tax.

Note: Balance sheet data as of March 31, 2020

CONFIDENTIAL 10 DUFF & PHELPS

11 CONFIDENTIAL Introduction and Transaction Overview Per Share/ADS Valuation Range (1) Volume weighted average price for trailing five trading days through June 8, 2020, per Bloomberg $16.32 $15.39 $15.61 $14.00 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 $17.50 $18.00 $18.50 $19.00 Valuation Range Using Yixin Closing Price (As of 6/11/20) Valuation Range Using Yixin 5 Day VWAP (6/2/20 to 6/8/20) (1) Valuation Range Value Per Share/ ADS $18.41 $17.11 $16.00 Offer Price $18.04 $14.36 BITA Share Price (6/10/2020)

Valuation Analysis - Transaction Services Business (Yixin) Section 02

Valuation Analysis – Transaction Services Business (Yixin)

Ownership Summary

Fully Diluted Ownership



The Company
42.0%
Institutional Investors
4.9%
Public & Other
Shareholders
18.1%
Outstanding Share
Options and RSUs
4.0%
Buyer Group & Supporting
Shareholders
31.0%

Yixin Group Limited - Ownership

Current Shareholders	Fully Diluted Shares	% of Fully Diluted Ownership
The Company	2,786,836,570	42.0%
Buyer Group & Supporting Shareholders		
Tencent Holdings Limited (SEHK:700)	1,312,059,280	19.8%
JD.com, Inc. (NasdaqGS:JD)	684,283,320	10.3%
Hammer Capital Management Limited	62,107,010	0.9%
Buyer Group & Supporting Shareholders	2,058,449,610	31.0%
Top 10 Institutional Investors		
Baidu (Hong Kong) Limited	189,640,150	2.9%
China Orient Asset Management	60,187,190	0.9%
The Vanguard Group, Inc.	37,763,112	0.6%
China International Capital Corporation Limited (SEHK:3908)	24,342,000	0.4%
BlackRock, Inc. (NYSE:BLK)	5,607,500	0.1%
Exchange Traded Concepts, LLC	3,107,500	0.0%
Teachers Insurance and Annuity Association of America	2,442,000	0.0%
State Street Global Advisors, Inc.	1,194,500	0.0%
American Century Investment Management Inc.	155,000	0.0%
Northern Trust Global Investments	123,701	0.0%
Top 10 Institutional Investors	324,562,653	4.9%
Total Institutional Investors	324,728,854	4.9%
Public & Other Shareholders	1,204,883,514	18.1%
Total Shares Outstanding	6,374,898,548	96.0%
Outstanding Share Options and RSUs	264,070,259	4.0%
Fully Diluted Shares Outstanding	**6,638,968,807**	**100.0%**

Source: Yixin filings, Capital IQ, Company management

CONFIDENTIAL
13
DUFF & PHELPS

14 CONFIDENTIAL Valuation Analysis – Transaction Services Business (Yixin) Trading Analysis Source: Capital IQ Yixin Group Limited - Trading History September 12, 2018 to June 11, 2020 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 HK$0.00 HK$0.50 HK$1.00 HK$1.50 HK$2.00 HK$2.50 HK$3.00 HK$3.50 HK$4.00 HK$4.50 HK$5.00 Volume (thousands) Share Price Volume Price 30-day Trailing VWAP 60-day Trailing VWAP 90-day Trailing VWAP September 12, 2019 Bitauto received a non - binding proposal from a consortium comprimised of Tencent Holdings Limited and Hammer Capital to acquire all of the outstanding shares of common stock of the Company not already owned by the consortium or their affiliates for USD16.00 in cash per ADS in a going - private transaction. August 28,2 019 Yixin reported H1'19 earnings results. It reported revenue of RMB3.16 billion and basic net income of RMB0.02 per share for the six months ended June 30, 2019. April 4 , 2019 Yixin reported FY2018 earnings results. Yixin reported revenue of RMB5.53 billion and basic net loss of RMB0.03 per share for FY2018. March 26 , 2020 Yixin reported FY2019 earnings results. Yixin reported revenue of RMB5.80 billion and basic net profit of RMB0.01 per share for FY2019. Yixin Group Limited Historical Trading Metrics (in thousands, except per share) One-Month Average Three-Month Average Six-Month Average One-Year Avearge Average Closing Price HK$1.53 Average Closing Price HK$1.38 Average Closing Price HK$1.55 Average Closing Price HK$1.67 High HK$1.90 High HK$1.90 High HK$1.90 High HK$2.12 Low HK$1.29 Low HK$1.19 Low HK$1.19 Low HK$1.19 Average Volume 12,449.4 Average Volume 7,176.2 Average Volume 5,211.1 Average Volume 4,973.5 % of Shares Issued and Outstanding 0.2% % of Shares Issued and Outstanding 0.1% % of Shares Issued and Outstanding 0.1% % of Shares Issued and Outstanding 0.1% % of Float 0.8% % of Float 0.5% % of Float 0.3% % of Float 0.3%

Valuation Analysis – Transaction Services Business (Yixin)

Historical Financial Performance

Historical Financial Performance (Yixin)

(RMB in thousands)

	2016A	2017A	2018A	2019A
Self-operated Financing Business Revenue	¥1,275,745	¥2,941,609	¥4,770,630	¥4,040,930
As % of Net Revenue	85.7%	75.3%	86.2%	69.7%
Growth	NA	130.6%	62.2%	(15.3%)
Transaction Platform Business Revenue	¥212,152	¥963,900	¥762,002	¥1,759,052
As % of Net Revenue	14.3%	24.7%	13.8%	30.3%
Growth	NA	354.3%	(20.9%)	130.8%
Net Revenue	¥1,487,897	¥3,905,509	¥5,532,632	¥5,799,982
Growth	NA	162.5%	41.7%	4.8%
Gross Profit (1)	¥744,850	¥2,331,874	¥2,683,399	¥2,799,164
Margin %	50.1%	59.7%	48.5%	48.3%
Operating Profit before D&A	¥142,593	-¥318,843	¥208,493	¥280,621
Margin %	9.6%	(8.2%)	3.8%	4.8%
Growth	NA	NM	NM	34.6%
Operating Profit	¥95,641	-¥604,586	-¥183,824	¥49,769
Margin %	6.4%	(15.5%)	(3.3%)	0.9%
Growth	NA	NM	NM	NM
Net Income (2)	¥23,803	-¥638,188	-¥167,962	¥32,822
Margin %	1.6%	(16.3%)	(3.0%)	0.6%
Growth	NA	NM	NM	NM
Adjusted Return on Average Equity (3)	-1.5%	-9.4%	-1.2%	0.2%
Borrowings	¥11,319,427	¥25,095,135	¥30,198,484	¥19,840,169
As % of Finance Receivables and Restricted Cash	65.6%	82.8%	74.8%	68.9%
Adjusted Stockholders' Equity (3)	-¥1,547,748	¥15,156,149	¥13,261,264	¥13,131,541
Net Working Capital	¥6,207,809	¥5,485,234	¥9,781,188	¥9,170,306
As % of Net Revenue	417.2%	140.4%	176.8%	158.1%

(1) Gross Profit is adjusted to exclude depreciation and amortization expense.
(2) Net income is adjusted to exclude fair value loss of convertible redeemable preferred shares and share of loss/profit of investments accounted for using the equity method.
(3) Adjusted to exclude non-operating assets from book value.

Source: Yixin filings, Capital IQ, Company management

CONFIDENTIAL

15

DUFF & PHELPS

16 CONFIDENTIAL Valuation Analysis – Transaction Services Business (Yixin) Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected thirteen publicly traded companies in the auto finance and consumer finance industries that were deemed relevant to its analysis . • Duff & Phelps analyzed the financial performance of each of the publicly traded companies . Duff & Phelps then analyzed the selected public companies’ trading multiples, including price to LTM and projected earnings, price to book value per share, and price to tangible book value per share . Duff & Phelps analyzed a number of factors in comparing Yixin to the selected public companies, including growth in revenue and profits, profit margins and other characteristics that we deemed relevant . Rather than applying the average or median multiple from the public company set, Duff & Phelps selected multiples that reflect Yixin’s size, growth, capital requirements, profit margins, revenue mix, and other characteristics relative to the group . Selected M&A Transactions Analysis • Duff & Phelps also reviewed certain merger and acquisition transactions within the auto finance and consumer finance industries and computed the implied valuation multiples for such transactions . However, given certain characteristics of the transactions and the target companies, including business and industry comparability and lack of recent relevant transactions with implied valuation multiples, Duff & Phelps did not select valuation multiples for Yixin based on the Selected M&A Transactions Analysis . Details of the Selected M&A Transactions Analysis are included in Appendix 02 . None of the companies utilized for comparative purposes in the following analysis are directly comparable to Yixin, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to non - public information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of Yixin and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of Yixin . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations .

17 CONFIDENTIAL Valuation Analysis – Transaction Services Business (Yixin) Selected Public Companies Analysis – Financial Metrics LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate ROE = Return on Equity Note: Yixin LTM metrics reflect fiscal year 2019 performance Source: Capital IQ, SEC filings, press release Selected Public Companies Analysis (Yixin) ($ in millions, except per share data) COMPANY INFORMATION REVENUE GROWTH NET INCOME GROWTH NET INCOME MARGIN ROE Company Name 3-YR CAGR 2-YR CAGR LTM 2020 2021 2022 3-YR CAGR 2-YR CAGR LTM 2020 2021 2022 3-YR AVG LTM 2020 2021 2022 3-YR AVG 2-YR AVG LTM Auto Finance Companies: Ally Financial Inc. 5.6% 5.3% 8.9% -5.7% 8.1% 10.2% 15.7% 36.3% -25.9% -87.0% 370.1% 59.1% 21.6% 16.0% 3.7% 16.2% 23.3% 9.6% 10.9% 7.5% 32.3% 2.5% 100.0% Credit Acceptance Corporation 14.0 14.3 12.3 3.9 5.8 NA 25.5 18.2 -32.9 -68.8 79.8 NM 49.7 31.4 15.3 26.0 NA 32.5 31.4 20.7 73.1 32.9 100.0 Santander Consumer USA Holdings Inc. -0.5 2.8 3.0 -4.8 -2.3 NA 9.1 41.3 -19.1 -73.8 138.6 NM 17.7 15.9 5.9 14.3 NA 12.0 13.7 12.1 153.4 17.7 100.0 Cango Inc. 49.1 17.0 11.7 1.9 35.5 15.3 40.8 2.7 -18.0 -12.3 60.8 17.9 28.4 18.4 21.5 25.5 26.1 8.4 15.3 4.5 103.0 0.6 49.5 Shanghai Dongzheng Automotive Finance Co., Ltd. 29.1 24.1 -7.9 8.6 2.2 4.3 30.7 22.2 -13.9 1.5 7.9 4.7 56.8 54.9 51.3 54.2 54.5 16.9 16.0 12.0 59.3 1.9 74.0 Group Median 14.0% 14.3% 8.9% 1.9% 5.8% 10.2% 25.5% 22.2% -19.1% -68.8% 79.8% 17.9% 28.4% 18.4% 15.3% 25.5% 26.1% 12.0% 15.3% 12.0% 73.1% 2.53% 74.00% Consumer Finance Companies: LexinFintech Holdings Ltd. 34.7% 37.8% 46.0% 19.0% 18.8% 12.6% NM 198.5% -45.3% 29.5% 25.8% 0.0% 16.6% 10.0% 22.0% 23.4% 20.7% NM 52.9% 25.9% 191.7% 7.8% 100.0% 360 Finance, Inc. NM NM NM 3.5 13.7 13.2 NM 289.5 12.3 0.7 39.1 6.1 25.0 18.9 26.4 32.3 30.2 5.2% -15.3 34.9 97.9 3.7 80.5 FinVolution Group 69.7 25.4 32.4 -36.3 20.7 15.9 70.6 48.6 -23.0 -27.7 9.5 7.5 38.8 30.1 42.7 38.7 35.9 NM 41.9 30.5 78.5 6.2 100.0 Yiren Digital Ltd. 38.6 -13.6 -23.4 -14.5 -18.5 NM 1.2 NM -26.9 -32.4 -10.8 NM 8.6 13.4 10.6 11.6 NA 56.6 88.6 56.0 4.4 38.7 0.0 Qudian Inc. 83.7 35.8 -4.8 -65.2 -14.4 NA 92.6 34.5 -4.7 -93.7 317.4 NA 42.8 40.6 8.4 41.1 NA NM 30.8 28.0 23.7 16.2 100.0 LendingClub Corporation 12.7 14.6 -2.4 -57.9 99.5 35.8 NM NM NM NM NM NM -10.9 -8.2 -69.0 -8.7 -6.2 -7.5 -5.7 -12.6 48.7 6.0 5.0 X Financial 137.6 31.5 -12.8 8.3 1.4 NA NM 28.6 -24.5 -45.4 -10.2 NA 27.3 25.6 12.9 11.4 NA 34.8 29.8 20.0 106.9 20.0 73.4 Weidai Ltd. 27.2 -0.9 -16.5 -46.2 -18.3 NA -4.5 -26.9 -57.8 -51.2 78.3 NA 12.3 7.6 6.9 15.1 NA 36.8 24.2 11.3 21.7 45.3 4.9 Group Median 38.6% 25.4% -4.8% -25.4% 7.5% 14.6% 35.9% 41.6% -24.5% -32.4% 25.8% 6.1% 20.8% 16.2% 11.8% 19.2% 25.5% 34.8% 30.3% 26.9% 63.6% 12.0% 77.0% Aggregate Mean 41.8% 16.2% 3.9% -14.3% 11.7% 15.3% 31.3% 63.1% -23.3% -38.4% 92.2% 15.9% 25.7% 21.1% 12.2% 23.2% 26.4% 20.5% 25.7% 19.3% 76.5% 15.3% 60.6% Aggregate Median 31.9% 15.8% 0.3% -4.8% 5.8% 13.2% 25.5% 34.5% -23.7% -38.9% 49.9% 6.8% 25.0% 18.4% 12.9% 23.4% 26.1% 14.5% 24.2% 20.0% 73.1% 7.8% 74.0% Yixin 57.4% 21.9% 4.8% NA NA NA 11.3% NM NM NA NA NA -6.3% 0.6% NA NA NA -3.3% -0.4% 0.2% 75.8% 2.5% 100.0% % of Loans Guaranteed or Self- Financed Debt / Loans Receivable Allowance as a % of Loan Portfolio

Valuation Analysis – Transaction Services Business (Yixin)

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis (Yixin)

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA			STOCK PRICE AS A MULTIPLE OF					
Company Name	Stock Price on 6/10/20	% of 52-Wk High	Equity Value	LTM EPS	2020 EPS	2021 EPS	2022 EPS	Book Value Per Share	Tangible Book Value Per Share
Auto Finance Companies:									
Ally Financial Inc.	$20.77	59.3%	$7,750	8.1x	NM	7.6x	5.1x	0.57x	0.57x
Credit Acceptance Corporation	445.47	90.0	7,935	20.5	40.0x	22.0	NA	4.04	4.04
Santander Consumer USA Holdings Inc.	19.67	71.5	6,316	9.2	NM	10.2	NA	1.23	1.26
Cango Inc.	4.80	49.3	725	21.0	16.3	10.1	8.6	0.93	0.97
Shanghai Dongzheng Automotive Finance Co., Ltd.	0.08	23.6	163	2.8	3.0	2.7	2.6	0.29	0.29
Group Median				**9.2x**	**16.3x**	**10.1x**	**5.1x**	**0.93x**	**0.97x**
Consumer Finance Companies:									
LexinFintech Holdings Ltd.	$9.44	56.8%	$1,696	11.4x	5.0x	3.9x	4.1x	2.95x	3.95x
360 Finance, Inc.	10.10	69.5	1,684	5.5	4.3	3.1	2.8	1.96	1.96
FinVolution Group	2.11	42.2	643	2.2	3.0	2.7	2.3	0.63	0.64
Yiren Digital Ltd.	4.94	33.5	458	2.8	4.5	3.7	NA	0.72	0.72
Qudian Inc.	1.67	18.3	424	1.1	38.2	3.3	NA	0.29	0.29
LendingClub Corporation	5.82	35.3	407	NM	NM	NM	NM	0.51	0.52
X Financial	0.97	23.8	155	1.4	2.4	2.7	NA	0.25	0.25
Weidai Ltd.	2.00	20.9	141	3.9	8.0	4.5	NA	0.44	0.44
Group Median				**2.8x**	**4.5x**	**3.3x**	**2.8x**	**0.57x**	**0.58x**
Aggregate Mean				**7.5x**	**12.5x**	**6.4x**	**4.2x**	**1.14x**	**1.22x**
Aggregate Median				**4.7x**	**4.8x**	**3.8x**	**3.4x**	**0.63x**	**0.64x**

LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EPS = Earnings Per Share

Source: Capital IQ, SEC filings, press release

CONFIDENTIAL 18 DUFF & PHELPS

Valuation Analysis – Transaction Services Business (Yixin)

Selected Public Companies Analysis Summary

Selected Public Companies Analysis Summary (Yixin)

(RMB in thousands)

Valuation Multiples					Valuation Summary					
Metric	Public Company Range			Public Company Median	Selected Multiple Range			Yixin Performance	Value Range		
P / Tangible Book Value	0.25x	-	4.04x	0.64x	**0.75x**	**-**	**0.85x**	¥13,722,976	¥10,292,232	-	¥11,664,530
					Concluded Equity Value Range (Rounded)				**¥10,290,000**	**-**	**¥11,660,000**

Implied Equity Value Attributable to Fully Diluted Shares Multiples						Implied Multiples		
P / Book Value	0.25x	-	4.04x	0.63x	¥15,713,054	0.65x	-	0.74x

Note: Balance sheet data as of December 31, 2019.

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DUFF & PHELPS

Valuation Analysis – Transaction Services Business (Yixin)

Trading Price Analysis

- As part of Duff & Phelps' analysis of the value of BITA's stake in Yixin, Duff & Phelps also reviewed the historical trading prices and volumes of Yixin's shares and considered the value implied from recent trading prices of Yixin's shares.
- Duff & Phelps focused on the volume weighted average price for Yixin's shares for the five trading days from June 2, 2020 to June 8, 2020. On June 9, 2020, Yixin released its "Monthly Update Announcement Pursuant to Rule 3.7 of the Takeovers Code", which commented on the progress of the Proposed Transaction and appeared to impact the trading price of Yixin's shares.


Yixin Group Limited - Trading History
May 11, 2020 to June 11, 2020
June 11, 2020
Closing Price: HK$1.85
June 9, 2020
Monthly Update Announcement Pursuant to Rule 3.7 of the Takeovers Code
June 8, 2020
5 Day VWAP (1): HK$1.6567
Share Price
Volume (thousands)
HK$2.00
HK$1.90
HK$1.80
HK$1.70
HK$1.60
HK$1.50
HK$1.40
HK$1.30
HK$1.20
HK$1.10
HK$1.00
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
5/11/20
5/12/20
5/13/20
5/14/20
5/15/20
5/18/20
5/19/20
5/20/20
5/21/20
5/22/20
5/25/20
5/26/20
5/27/20
5/28/20
5/29/20
6/1/20
6/2/20
6/3/20
6/4/20
6/5/20
6/8/20
6/9/20
6/10/20
6/11/20
Volume
Price

(1) Volume weighted average price for trailing five trading days through June 8, 2020, per Bloomberg

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DUFF & PHELPS

Valuation Analysis – Transaction Services Business (Yixin)

Concluded Value Range

Valuation Range Conclusion (Yixin)

(RMB in thousands, except per share data or as otherwise noted)

	Low		High	Yixin 5 Day VWAP (1) (6/2/2020 to 6/8/2020)	Yixin Closing Price (As of 6/11/2020)
Equity Value Range	**¥10,290,000**	-	**¥11,660,000**		
Plus: Proceeds from Exercise of In-the-Money Options	¥2,610	-	¥2,610		
Equity Value Attributable to Fully Diluted Shares	**¥10,292,610**	-	**¥11,662,610**		
Fully Diluted Shares Issued and Outstanding	6,638,968,807		6,638,968,807		
Per Share Value Range (RMB)	**¥1.55**	-	**¥1.76**		
RMB to USD FX rate (as of 6/10/2020)	7.06		7.06		
Per Share Value Range (USD)	**$0.22**	-	**$0.25**	**$0.21**	**$0.24**
Shares Owned by BITA	2,786,836,570		2,786,836,570	2,786,836,570	2,786,836,570
Equity Value Attributable to BITA Shareholders (USD)	**$611,894**	-	**$693,341**	**$595,728**	**$665,236**
HKD to USD FX rate (as of 6/10/2020)				7.75	7.75
Yixin Share Price (HKD)				**HKD 1.6567**	**HKD 1.85**

Implied Valuation Multiples (Equity Value Attributable to Fully Diluted Shares)

		Low		High	5 Day VWAP	Closing Price
P / Book Value	¥15,713,054	0.66x	-	0.74x	0.71x	0.71x
P / Tangible Book Value	¥13,722,976	0.75x	-	0.85x	0.82x	0.82x

(1) Volume weighted average price for trailing five trading days through June 8, 2020, per Bloomberg

Note: Balance sheet data as of December 31, 2019.

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DUFF & PHELPS

Valuation Analysis - Advertising and Subscription Business (BITA Core) Section 03

23 CONFIDENTIAL Valuation Analysis – Advertising and Subscription Business (BITA Core) Pro Forma Historical and Projected Financial Performance Note: (1) Gross profit is adjusted to exclude d epreciation and amortization expense. (2) EBITDA and EBIT are adjusted to exclude public company costs and include share - based compensation. (3) Normalized net working capital as of March 31, 2020 is presented. Actual net working capital as of March 31, 2020 is nega tiv e RMB1,729 million. Source: Company management Pro Forma Historical and Projected Financial Performance (BITA Core) (RMB in thousands) YTD YTD LTM Management Projections '19-'25 '20-'25 2017A 2018A 2019A 3/31/2019 3/31/2020 3/31/2020 2020P 2021P 2022P 2023P 2024P 2025P CAGR CAGR Net Revenue 3,129,000 3,672,000 3,596,000 828,000 732,500 3,500,500 3,549,500 3,765,000 4,030,800 4,345,000 4,703,500 5,085,200 5.9% 7.5% Growth 17.4% (2.1%) NA (11.5%) NA (1.3%) 6.1% 7.1% 7.8% 8.3% 8.1% Gross Profit (1) 2,621,800 3,081,700 3,095,000 679,000 623,500 3,039,500 2,930,500 3,120,000 3,355,800 3,626,000 3,943,500 4,269,200 5.5% 7.8% Margin % 83.8% 83.9% 86.1% 82.0% 85.1% 86.8% 82.6% 82.9% 83.3% 83.5% 83.8% 84.0% EBITDA (2) 595,500 690,000 (255,000) 75,000 (224,500) (554,500) (580,500) (310,000) (71,200) 175,000 350,500 404,200 NM NM Margin % 19.0% 18.8% (7.1%) 9.1% (30.6%) (15.8%) (16.4%) (8.2%) (1.8%) 4.0% 7.5% 7.9% Growth 15.9% (137.0%) NA (399.3%) NA NM NM NM NM 100.3% 15.3% EBIT (2) 558,000 655,000 (293,000) 65,000 (234,500) (592,500) (620,500) (350,000) (121,200) 125,000 300,500 354,200 NM NM Margin % 17.8% 17.8% (8.1%) 7.9% (32.0%) (16.9%) (17.5%) (9.3%) (3.0%) 2.9% 6.4% 7.0% Growth 17.4% (144.7%) NA (460.8%) NA NM NM NM NM 140.4% 17.9% Capital Expenditures 17,000 39,000 33,000 5,000 3,000 31,000 54,000 50,000 55,000 55,000 55,000 50,000 % of Net Revenue 0.5% 1.1% 0.9% 0.6% 0.4% 0.9% 1.5% 1.3% 1.4% 1.3% 1.2% 1.0% % of EBITDA 2.9% 5.7% NM 6.7% NM NM NM NM NM 31.4% 15.7% 12.4% Net Working Capital (3) (745,000) (891,000) (1,446,000) (891,520) (904,000) (809,000) (690,000) (654,000) (599,000) (655,000) % of Net Revenue (23.8%) (24.3%) (40.2%) (25.5%) (25.5%) (21.5%) (17.1%) (15.1%) (12.7%) (12.9%)

24 CONFIDENTIAL Valuation Analysis – Advertising and Subscription Business (BITA Core) Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows . • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders . • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk . • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles . Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending D ecember 31 , 2020 through December 31 , 2025 , discussions with Company management, and a review of BITA Core’s historical performance and other factors t o develop the DCF analysis . • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula . • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 14 . 50 % to 16 . 50% , derived from the Capital Asset Pricing Model . • The following is a summary of the Management Projections for BITA Core utilized in the discounted cash flow analysis : - Net revenue increases at a compound annual growth rate (“ CAGR ”) of 5 . 9 % from 2019 to 2025 . - EBITDA margin averages - 1 . 2 % from 2020 to 2025 . - EBIT margin averages - 2 . 3 % from 2020 to 2025 . - Capital expenditures average 1 . 3 % of revenue from 2020 to 2025 . - Net working capital averages - 17 . 5 % of revenue from 2020 to 2025 .

Valuation Analysis – Advertising and Subscription Business (BITA Core)

DCF Analysis Summary

Discounted Cash Flow Analysis (BITA Core)

(RMB in thousands)

	LTM 3/31/2020	2020P	2021P	2022P	2023P	2024P	2025P	Terminal Year	CAGR 3 Year	CAGR 5 Year
Total Net Revenue	¥3,500,500	¥3,549,500	¥3,765,000	¥4,030,800	¥4,345,000	¥4,703,500	¥5,085,200	¥5,085,200	7.0%	7.5%
Growth	*NA*	*(1.3%)*	*6.1%*	*7.1%*	*7.8%*	*8.3%*	*8.1%*			
EBITDA	(¥554,500)	(¥580,500)	(¥310,000)	(¥71,200)	¥175,000	¥350,500	¥404,200	¥404,200	NM	NM
Margin	*(15.8%)*	*(16.4%)*	*(8.2%)*	*(1.8%)*	*4.0%*	*7.5%*	*7.9%*	*7.9%*		
Growth	*NA*	*NM*	*NM*	*NM*	*NM*	*100.3%*	*15.3%*			
		2020 Q2-Q4								
Earnings Before Interest and Taxes		(¥386,000)	(¥350,000)	(¥121,200)	¥125,000	¥300,500	¥354,200	¥356,200		
Pro Forma Taxes @ 18.0%		-	-	-	(27,900)	(59,490)	(69,156)	(69,516)		
Net Operating Profit After Tax		(386,000)	(350,000)	(121,200)	97,100	241,010	285,044	286,684		
Depreciation and Amortization		30,000	40,000	50,000	50,000	50,000	50,000	48,000		
Less: Investment in Property, Plant and Equipment		(40,000)	(40,000)	(45,000)	(45,000)	(45,000)	(40,000)	(40,000)		
Less: Investment in Intangible Assets		(11,000)	(10,000)	(10,000)	(10,000)	(10,000)	(10,000)	(10,000)		
(Increase) / Decrease in Working Capital (1)		12,480	(95,000)	(119,000)	(36,000)	(55,000)	56,000	22,150		
Free Cash Flow (2)		(¥394,520)	(¥455,000)	(¥245,200)	¥56,100	¥181,010	¥341,044	¥306,834		

Enterprise Value Range	**Low**	**High**
Terminal Growth Rate	3.50%	3.50%
Weighted Average Cost of Capital	16.50%	14.50%
Enterprise Value Range (3)	**¥260,000**	**¥540,000**

Implied Valuation Multiples

		Low	High
EV / LTM Revenue	¥3,500,500	0.07x	0.15x

(1) Working capital change in 2020 reflects normalized level.
(2) Prior to 10% dividend withholding tax.
(3) Includes 10% dividend withholding tax, calculated using levered cash flows and discounted at the cost of equity.

Note: Balance sheet data and LTM as of March 31, 2020. EBITDA presented is adjusted to exclude public company costs and include share-based compensation.

CONFIDENTIAL 25 DUFF&PHELPS

26 CONFIDENTIAL Valuation Analysis – Advertising and Subscription Business (BITA Core) Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected eleven publicly traded online auto services and vertical companies that were deemed relevant to its analysis . • Duff & Phelps analyzed the financial performance of each of the publicly traded companies . Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to LTM and projected revenue and EBITDA . • Due to the limited comparability of the selected public companies’ financial metrics relative to those of BITA Core, rather than applying a range of selected multiples from a review of the public companies, Duff & Phelps reviewed various valuation multiples for BITA Core implied by the valuation range determined from the DCF analysis in the context of BITA Core’s relative size, growth in revenue and profits, profit margins, capital spending and other characteristics that we deemed relevant . Selected M&A Transactions Analysis • Duff & Phelps also reviewed certain merger and acquisition transactions in the online auto services and online vertical industries and computed the implied enterprise value to LTM revenue and EBITDA multiples for such transactions . Duff & Phelps reviewed various valuation multiples for BITA Core implied by the valuation range determined from the DCF analysis in the context of BITA Core’s relative size, growth in revenue and profits, profit margins, capital spending and other characteristics that we deemed relevant . Details of the Selected M&A Transactions Analysis are included in Appendix 02 . None of the companies utilized for comparative purposes in the following analysis are directly comparable to BITA Core, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to non - public information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of BITA Core and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of BITA Core . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations .

27 CONFIDENTIAL Valuation Analysis – Advertising and Subscription Business (BITA Core) Selected Public Companies Analysis – Financial Metrics LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization Source: Capital IQ, SEC filings, press release Note: BITA Core’s financial performance metrics presented adjusted to exclude public company costs and include share - based compe nsation. Selected Public Companies Analysis (BITA Core) ($ in millions, except per share data) COMPANY INFORMATION REVENUE GROWTH EBITDA GROWTH EBITDA MARGIN Company Name 2-YR CAGR LTM 2020 2021 2022 2-YR CAGR LTM 2020 2021 2022 3-YR AVG LTM 2020 2021 2022 China Online Auto Services Autohome Inc. 16.4% 10.6% 1.3% 13.3% 11.6% 25.2% 5.8% 0.8% 15.9% 13.2% 38.5% 39.4% 39.6% 40.5% 41.1% Pacific Online Limited 1.4 -3.1 NA NA NA 16.9 21.1 NA NA NA 19.7 23.1 NA NA NA Group Median 8.9% 3.7% 1.3% 13.3% 11.6% 21.0% 13.4% 0.8% 15.9% 13.2% 29.1% 31.3% 39.6% 40.5% 41.1% China Online Verticals 58.com Inc. 24.4% 18.6% -0.6% 19.4% 11.3% 20.7% 16.2% 0.6% 27.9% 10.5% 21.5% 20.9% 21.1% 22.6% 22.5% 51job, Inc. 17.8 -0.3 -4.1 12.2 11.1 19.8 -5.8 -15.9 17.5 11.5 33.0 31.6 29.4 30.8 30.9 Fang Holdings Limited -28.0 12.3 NA NA NA 19.9 NM NA NA NA 8.3 24.0 NA NA NA Leju Holdings Limited -9.1 32.8 20.8 21.0 29.6 NM NM 44.0 15.7 NA -11.3 4.0 5.9 5.7 NA Group Median 4.3% 15.4% -0.6% 19.4% 11.3% 19.9% 5.2% 0.6% 17.5% 11.0% 14.9% 22.4% 21.1% 22.6% 26.7% Global Auto Services Auto Trader Group plc 6.8% 6.8% -16.2% 14.2% 10.5% 9.6% 7.8% -19.6% 18.6% 10.9% 68.4% 70.3% 68.6% 71.2% 71.5% Scout24 AG NA -12.0 -1.8 13.2 12.1 NA -13.6 11.0 15.7 11.4 53.4 52.4 58.2 59.5 59.2 carsales.com Ltd 5.9 11.9 -4.5 9.4 11.4 6.4 -0.5 4.9 12.9 10.1 47.2 46.0 50.5 52.1 51.5 CarGurus, Inc. 36.3 24.6 -13.8 27.1 16.4 48.7 65.3 -51.6 NM NM 6.5 8.0 4.0 8.5 13.2 Cars.com Inc. -1.6 -8.5 -15.2 14.5 4.3 -16.3 -23.7 -33.4 38.1 8.3 33.4 29.0 21.6 26.1 27.1 Group Median 6.4% 6.8% -13.8% 14.2% 11.4% 8.0% -0.5% -19.6% 17.2% 10.5% 47.2% 46.0% 50.5% 52.1% 51.5% Aggregate Mean 7.0% 8.5% -3.8% 16.0% 13.2% 16.8% 8.1% -6.6% 20.3% 10.8% 29.0% 31.7% 33.2% 35.2% 39.6% Aggregate Median 6.4% 10.6% -4.1% 14.2% 11.4% 19.8% 5.8% 0.6% 16.7% 10.9% 33.0% 29.0% 29.4% 30.8% 36.0% BITA Core 7.2% NA -1.3% 6.1% 7.1% NM NA NM NM NM 10.2% -15.8% -16.4% -8.2% -1.8%

Valuation Analysis – Advertising and Subscription Business (BITA Core)

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis (BITA Core)

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA				ENTERPRISE VALUE AS A MULTIPLE OF							
Company Name	Stock Price on 6/10/20	% of 52-Wk High	Equity Value	Enterprise Value	LTM EBITDA	2020 EBITDA	2021 EBITDA	2022 EBITDA	LTM Revenue	2020 Revenue	2021 Revenue	2022 Revenue
China Online Auto Services												
Autohome Inc.	$87.52	87.8	$10,422	$8,628	18.5x	18.0x	15.6x	13.7x	7.29x	7.14x	6.30x	5.65x
Pacific Online Limited	0.16	62.5	175	102	3.1	NA	NA	NA	0.73	NA	NA	NA
Group Median					**10.8x**	**18.0x**	**15.6x**	**13.7x**	**4.01x**	**7.14x**	**6.30x**	**5.65x**
China Online Verticals												
58.com Inc.	$50.95	73.4	$7,636	$5,581	12.1x	12.0x	9.4x	8.5x	2.53x	2.55x	2.13x	1.91x
51job, Inc.	68.93	75.2	4,612	3,094	17.8	19.4	16.5	14.8	5.63	5.69	5.08	4.57
Fang Holdings Limited	1.59	27.4	143	303	6.9	NA	NA	NA	1.66	NA	NA	NA
Leju Holdings Limited	1.89	73.0	257	80	3.4	1.7	1.4	NA	0.14	0.10	0.08	0.06
Group Median					**9.5x**	**12.0x**	**9.4x**	**11.7x**	**2.10x**	**2.55x**	**2.13x**	**1.91x**
China Mean					**10.3x**	**12.8x**	**10.7x**	**12.3x**	**3.00x**	**3.87x**	**3.40x**	**3.05x**
China Median					**9.5x**	**15.0x**	**12.5x**	**13.7x**	**2.10x**	**4.12x**	**3.60x**	**3.24x**
Global Auto Services												
Auto Trader Group plc	$6.98	90.1	$6,730	$7,048	21.5x	26.2x	22.1x	19.9x	15.14x	17.97x	15.74x	14.24x
Scout24 AG	78.62	97.5	8,239	4,790	22.6	21.1	18.2	16.4	11.83	12.29	10.86	9.69
carsales.com Ltd	11.99	89.7	2,946	3,125	22.7	21.7	19.2	17.4	10.46	10.95	10.00	8.98
CarGurus, Inc.	27.05	67.4	3,047	2,998	NM	NM	54.8	30.3	4.90	5.91	4.65	3.99
Cars.com Inc.	7.00	32.2	470	1,084	6.2	9.7	7.1	6.5	1.81	2.11	1.84	1.77
Group Median					**22.1x**	**21.4x**	**19.2x**	**17.4x**	**10.46x**	**10.95x**	**10.00x**	**8.98x**
Aggregate Mean					**13.5x**	**16.2x**	**18.2x**	**15.9x**	**5.65x**	**7.19x**	**6.30x**	**5.65x**
Aggregate Median					**15.0x**	**18.7x**	**16.5x**	**15.6x**	**4.90x**	**5.91x**	**5.08x**	**4.57x**

LTM = Latest Twelve Months
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents) - (Net Non-Operating Assets)
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Capital IQ, SEC filings, press release

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29 CONFIDENTIAL Valuation Analysis – Advertising and Subscription Business (BITA Core) Selected Public Companies / M&A Transactions Analysis Summary Note: Balance sheet and LTM data as of March 31, 2020. Selected Public Companies / M&A Transactions Analysis Summary (BITA Core) (RMB in thousands) Valuation Multiples Metric Public Company Median Transaction Median BITA Core Performance Low High DCF Enterprise Value Range 260,000 - 540,000 Implied Multiples EV / LTM Revenue 0.14x - 15.14x 4.90x 4.42x 3,500,500 0.07x - 0.15x EV / 2020 Revenue 0.10x - 17.97x 5.91x NA 3,549,500 0.07x - 0.15x EV / 2021 Revenue 0.08x - 15.74x 5.08x NA 3,765,000 0.07x - 0.14x EV / 2022 Revenue 0.06x - 14.24x 4.57x NA 4,030,800 0.06x - 0.13x Implied Valuation Multiples Public Company Range

30 CONFIDENTIAL Valuation Analysis – Advertising and Subscription Business (BITA Core) Concluded Value Range (1) Withholding tax is not applied to onshore cash due to offsetting net liabilities and negative free cash flow. (2) Assumes a normalized working capital level of - 25.5% of revenue versus the March 31, 2020 level of - 49.4%. Note: Balance sheet data and LTM as of March 31, 2020. Valuation Range Conclusion (BITA Core) (RMB in thousands, except as otherwise noted) Low High Enterprise Value Range 260,000 - 540,000 Plus: Cash and Cash Equivalents (1) 3,006,000 - 3,006,000 Plus: Loan to Third Parties and Other Non-Operating Prepayments and Receivables 51,000 - 51,000 Less: Working Capital Deficit (2) (840,000) - (840,000) Less: Short-term Borrowings (576,000) - (576,000) Equity Value 1,901,000 - 2,181,000 RMB to USD FX rate (as of 6/10/2020) 7.06 7.06 Equity Value Attributable to BITA Shareholders (USD) $269,229 - $308,884 Implied Valuation Multiples BITA Core Performance EV / LTM Revenue 3,500,500 0.07x - 0.15x

Valuation Analysis - Digital Marketing Solutions Business (CIG) Section 04

Valuation Analysis – Digital Marketing Solutions Business (CIG)

Pro Forma Historical and Projected Financial Performance

Pro Forma Historical and Projected Financial Performance (CIG)

(RMB in thousands)

	2017A	2018A	2019A	3/31/2019 YTD	3/31/2020 YTD	3/31/2020 LTM	Management Projections 2020P	2021P	2022P	2023P	2024P	2025P	19-'25 CAGR	20-'25 CAGR
Net Revenue	¥991,000	¥1,309,000	¥1,208,000	¥212,000	¥129,000	¥1,125,000	¥1,013,000	¥1,014,000	¥1,036,000	¥1,065,000	¥1,098,000	¥1,130,000	(1.1%)	2.2%
Growth	NA	32.1%	(7.7%)	NA	(39.2%)	NA	(16.1%)	0.1%	2.2%	2.8%	3.1%	2.9%		
Gross Profit	¥626,000	¥777,000	¥584,000	¥134,000	¥77,000	¥527,000	¥488,000	¥523,000	¥565,000	¥580,000	¥606,000	¥636,000	1.4%	5.4%
Margin %	63.2%	59.4%	48.3%	63.2%	59.7%	46.8%	48.2%	51.6%	54.5%	54.5%	55.2%	56.3%		
EBITDA	¥176,000	¥270,000	¥56,000	¥23,000	(¥17,000)	¥16,000	¥8,000	¥38,000	¥63,000	¥77,000	¥91,000	¥97,000	9.6%	64.7%
Margin %	17.8%	20.6%	4.6%	10.8%	(13.2%)	1.4%	0.8%	3.7%	6.1%	7.2%	8.3%	8.6%		
Growth	NA	53.4%	(79.3%)	NA	(173.9%)	NA	(85.7%)	375.0%	65.8%	22.2%	18.2%	6.6%		
EBIT	¥151,000	¥237,000	¥47,000	¥21,000	(¥19,000)	¥7,000	(¥2,000)	¥28,000	¥53,000	¥67,000	¥81,000	¥87,000	10.8%	NM
Margin %	15.2%	18.1%	3.9%	9.9%	(14.7%)	0.6%	(0.2%)	2.8%	5.1%	6.3%	7.4%	7.7%		
Growth	NA	57.0%	(80.2%)	NA	(190.5%)	NA	(104.3%)	NM	89.3%	26.4%	20.9%	7.4%		
Capital Expenditures	¥61,000	¥12,000	¥6,000	¥2,000	¥1,000	¥5,000	¥14,000	¥10,000	¥10,000	¥10,000	¥10,000	¥10,000		
% of Net Revenue	6.2%	0.9%	0.5%	0.9%	0.8%	0.4%	1.4%	1.0%	1.0%	0.9%	0.9%	0.9%		
% of EBITDA	34.7%	4.4%	10.7%	8.7%	NM	31.3%	175.0%	26.3%	15.9%	13.0%	11.0%	10.3%		
Net Working Capital	¥501,000	¥798,000	¥689,000			¥678,000	¥604,000	¥636,000	¥665,000	¥693,000	¥726,000	¥758,000		
as % of Net Revenue	50.6%	61.0%	57.0%			60.3%	59.6%	62.7%	64.2%	65.1%	66.1%	67.1%		

Source: Company management

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33 CONFIDENTIAL Valuation Analysis – Digital Marketing Solutions Business (CIG) Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows . • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders . • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk . • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles . Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending D ecember 31 , 2020 through December 31 , 2025 , discussions with Company management and a review of CIG’s historical performance and other factors it deemed appropriate t o develop the DCF analysis . • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula . • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 12 . 75 % to 14 . 75% , derived from the Capital Asset Pricing Model . • The following is a summary of the Management Projections for CIG utilized in the discounted cash flow analysis : - Net revenue increases at a CAGR of - 1 . 1 % from 2019 to 2025 . - EBITDA margin averages 5 . 8 % from 2020 to 2025 . - EBIT margin averages to 4 . 8 % from 2020 to 2025 . - Capital expenditures average 1 . 0 % of net revenue from 2020 to 2025 . - Net working capital averages 20 . 1 % of gross revenue and 64 . 1 % of net revenue from 2020 to 2025 .

Valuation Analysis – Digital Marketing Solutions Business (CIG)

DCF Analysis Summary

Discounted Cash Flow Analysis (CIG)

(RMB in thousands)

	LTM 3/31/2020	2020P	2021P	2022P	2023P	2024P	2025P	Terminal Year	CAGR 3 Year	CAGR 5 Year
Net Revenue	¥1,125,000	¥1,013,000	¥1,014,000	¥1,036,000	¥1,065,000	¥1,098,000	¥1,130,000	¥1,130,000	1.7%	2.2%
Growth	*NA*	*(16.1%)*	*0.1%*	*2.2%*	*2.8%*	*3.1%*	*2.9%*			
EBITDA	¥16,000	¥8,000	¥38,000	¥63,000	¥77,000	¥91,000	¥97,000	¥97,000	112.7%	64.7%
Margin	*1.4%*	*0.8%*	*3.7%*	*6.1%*	*7.2%*	*8.3%*	*8.6%*	*8.6%*		
Growth	*NA*	*(85.7%)*	*375.0%*	*65.8%*	*22.2%*	*18.2%*	*6.6%*			
		2020 Q2-Q4								
Earnings Before Interest and Taxes		¥17,000	¥28,000	¥53,000	¥67,000	¥81,000	¥87,000	¥87,500		
Pro Forma Taxes @ 25.0%		0	(7,000)	(13,000)	(17,000)	(20,000)	(22,000)	(21,875)		
Net Operating Profit After Tax		¥17,000	¥21,000	¥40,000	¥50,000	¥61,000	¥65,000	¥65,625		
Depreciation		6,000	7,000	7,000	7,000	7,000	7,000	6,650		
Amortization		2,000	3,000	3,000	3,000	3,000	3,000	2,850		
Capital Expenditures		(13,000)	(10,000)	(10,000)	(10,000)	(10,000)	(10,000)	(10,000)		
(Increase) / Decrease in Working Capital		74,000	(32,000)	(29,000)	(28,000)	(33,000)	(32,000)	(22,078)		
Free Cash Flow (1)		¥86,000	(¥11,000)	¥11,000	¥22,000	¥28,000	¥33,000	¥43,047		

Enterprise Value Range	**Low**	**High**
Terminal Growth Rate	3.00%	3.00%
Weighted Average Cost of Capital	14.75%	12.75%
Enterprise Value Range (2)	**¥280,000**	**¥330,000**

Implied Valuation Multiples			
EV / LTM EBITDA	¥16,000	17.5x	20.6x
EV / 2020 EBITDA	¥8,000	35.0x	41.3x
EV / 2021 EBITDA	¥38,000	7.4x	8.7x
EV / 2022 EBITDA	¥63,000	4.4x	5.2x
EV / LTM Revenue	¥1,125,000	0.25x	0.29x

(1) Prior to 10% dividend withholding tax.

(2) Includes 10% dividend withholding tax, calculated using levered cash flows and discounted at the cost of equity.

Note: Balance sheet and LTM data as of March 31, 2020.

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35 CONFIDENTIAL Valuation Analysis – Digital Marketing Solutions Business (CIG) Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected eight publicly traded companies in the advertising agency industry that were deemed relevant to its analysis . • Duff & Phelps analyzed the financial performance of each of the publicly traded companies . Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to LTM and projected revenue and EBITDA . • Due to the limited comparability of the selected public companies’ financial metrics relative to those of CIG, rather than applying a range of selected multiples from a review of the public companies, Duff & Phelps reviewed various valuation multiples for CIG implied by the valuation range determined from the DCF analysis in the context of CIG’s relative size, growth in revenue and profits, profit margins, capital spending and other characteristics that we deemed relevant . Selected M&A Transactions Analysis • Duff & Phelps also reviewed certain merger and acquisition transactions within the digital marketing and advertising industry and computed the implied enterprise value to LTM revenue and EBITDA multiples for such transactions . Duff & Phelps reviewed various valuation multiples for CIG implied by the valuation range determined from the DCF analysis in the context of CIG’s relative size, growth in revenue and profits, profit margins, capital spending and other characteristics that we deemed relevant . Details of the Selected M&A Transactions Analysis are included in Appendix 02 . None of the companies utilized for comparative purposes in the following analysis are directly comparable to CIG, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to non - public information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of CIG and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of CIG . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations .

36 CONFIDENTIAL Valuation Analysis – Digital Marketing Solutions Business (CIG) Selected Public Companies Analysis – Financial Metrics LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization Source: Capital IQ, SEC filings, press release Selected Public Companies Analysis (CIG) ($ in millions, except per share data) COMPANY INFORMATION NET REVENUE GROWTH EBITDA GROWTH EBITDA MARGIN Company Name 2-YR CAGR LTM 2020 2021 2022 2-YR CAGR LTM 2020 2021 2022 3-YR AVG LTM 2020 2021 2022 Omnicom Group Inc. -1.1% -1.6% -12.5% 5.3% 2.2% -0.2% -0.6% -21.2% 13.6% 1.9% 15.2% 15.4% 13.9% 15.0% 14.9% WPP plc -1.3 -0.3 -10.8 4.7 1.6 -0.7 21.2 -29.5 20.5 4.8 16.6 17.8 14.0 16.2 16.7 Publicis Groupe S.A. 8.6 10.6 -13.1 5.8 3.1 13.9 7.5 -20.8 17.1 6.6 20.5 21.0 19.1 21.2 21.9 Dentsu Group Inc. 6.2 2.2 -5.2 9.1 2.3 2.5 -6.1 -30.6 11.1 -0.6 22.2 19.8 16.1 16.4 16.0 The Interpublic Group of Companies, Inc. 2.8 -2.1 -12.2 6.1 1.6 NM NM -21.7 13.3 4.3 NM NM 14.4 15.4 15.8 Hakuhodo DY Holdings Inc NM NM NM -2.5 -2.4 NM NM NM 9.4 -14.3 NM NM 4.0 4.5 3.9 MDC Partners Inc. -3.3 -4.3 NA NA NA -10.6 22.2 NA NA NA 10.6 11.4 NA NA NA The Mission Group plc 8.9 7.0 NA NA NA 28.2 6.1 NA NA NA 7.5 8.2 NA NA NA Mean 3.0% 1.6% -10.8% 4.7% 1.4% 5.5% 8.4% -24.8% 14.2% 0.4% 15.4% 15.6% 13.6% 14.8% 14.9% Median 2.8% -0.3% -12.2% 5.5% 1.9% 1.1% 6.8% -21.7% 13.4% 3.1% 15.9% 16.6% 14.2% 15.8% 15.9% CIG 10.4% NA -16.1% 0.1% 2.2% -43.6% NA -85.7% 375.0% 65.8% 14.3% 1.4% 0.8% 3.7% 6.1%

Valuation Analysis – Digital Marketing Solutions Business (CIG)

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis (CIG)

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA				ENTERPRISE VALUE AS A MULTIPLE OF							
Company Name	Stock Price on 6/10/20	% of 52-Wk High	Equity Value	Enterprise Value	LTM EBITDA	2020 EBITDA	2021 EBITDA	2022 EBITDA	LTM Revenue	2020 Revenue	2021 Revenue	2022 Revenue
Omnicom Group Inc.	$58.12	68.6	$12,454	$15,804	6.9x	8.7x	7.7x	7.5x	1.06x	1.21x	1.15x	1.12x
WPP plc	8.62	62.7	10,564	11,329	4.6	6.5	5.4	5.2	0.82	0.92	0.88	0.86
Publicis Groupe S.A.	34.76	60.4	8,206	11,022	4.2	5.3	4.5	4.3	0.88	1.02	0.96	0.93
Dentsu Group Inc.	28.35	73.0	7,767	10,289	5.3	6.9	6.2	6.2	1.05	1.11	1.02	1.00
The Interpublic Group of Companies, Inc.	18.66	74.5	7,270	10,271	7.4	9.4	8.3	8.0	1.20	1.36	1.28	1.26
Hakuhodo DY Holdings Inc	12.52	72.1	4,674	2,595	NM	4.5	4.1	4.8	NM	0.18	0.19	0.19
MDC Partners Inc.	1.60	48.6	119	1,352	8.4	NA	NA	NA	0.96	NA	NA	NA
The Mission Group plc	0.94	68.5	85	91	5.1	NA	NA	NA	0.42	NA	NA	NA
Mean					**6.0x**	**6.9x**	**6.0x**	**6.0x**	**0.91x**	**0.97x**	**0.91x**	**0.89x**
Median					**5.3x**	**6.7x**	**5.8x**	**5.7x**	**0.96x**	**1.06x**	**0.99x**	**0.96x**

LTM = Latest Twelve Months
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents) - (Net Non-Operating Assets)
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: Capital IQ, SEC filings, press release

CONFIDENTIAL 37 DUFF & PHELPS

38 CONFIDENTIAL Valuation Analysis – Digital Marketing Solutions Business (CIG) Selected Public Companies / M&A Transactions Analysis Summary Note: Balance sheet data and LTM as of March 31, 2020. Selected Public Companies / M&A Transactions Analysis Summary (CIG) (RMB in thousands) Valuation Multiples Implied Valuation Multiples Metric Public Company Median Transaction Median CIG Performance Low High DCF Enterprise Value Range 280,000 - 330,000 Implied Multiples EV / LTM EBITDA 4.2x 8.4x 5.3x 12.7x 16,000 17.5x - 20.6x EV / 2020 EBITDA 4.5x 9.4x 6.7x NA 8,000 35.0x - 41.3x EV / 2021 EBITDA 4.1x 8.3x 5.8x NA 38,000 7.4x - 8.7x EV / 2022 EBITDA 4.3x 8.0x 5.7x NA 63,000 4.4x - 5.2x EV / LTM Revenue 0.42x 1.20x 0.96x 2.26x 1,125,000 0.25x - 0.29x EV / 2020 Revenue 0.18x 1.36x 1.06x NA 1,013,000 0.28x - 0.33x EV / 2021 Revenue 0.19x 1.28x 0.99x NA 1,014,000 0.28x - 0.33x EV / 2022 Revenue 0.19x 1.26x 0.96x NA 1,036,000 0.27x - 0.32x Public Company Range

39 CONFIDENTIAL Valuation Analysis – Digital Marketing Solutions Business (CIG) Concluded Value Range (1) Reflects 10% withholding tax on excess cash held at onshore entities. (2) Reflects 10% withholding tax on investments held at onshore entities. (3) Includes after tax gain/(loss) from disposal of non - operating assets, VAT benefits, investment gain/(loss), etc. Note: Balance sheet data and LTM as of March 31, 2020. Valuation Range Conclusion (CIG) (RMB in thousands, except as otherwise noted) Low High Enterprise Value Range 280,000 - 330,000 Plus: Cash and Cash Equivalents (1) 295,600 - 295,600 Plus: Interests in Investees (2) 42,300 - 42,300 Plus: After-tax Other Income (3) 6,000 - 6,000 Less: Short-term Borrowings (84,000) - (84,000) Equity Value Range (RMB) 539,900 - 589,900 RMB to USD FX rate (as of 6/10/2020) 7.06 7.06 Equity Value Range (USD) $76,463 - $83,545 BITA Ownership Percentage in CIG 57.1% - 57.1% Equity Value Attributable to BITA Shareholders (USD) $43,640 - $47,681 Implied Valuation Multiples CIG Performance EV / LTM EBITDA 16,000 17.5x - 20.6x EV / 2020 EBITDA 8,000 35.0x - 41.3x EV / 2021 EBITDA 38,000 7.4x - 8.7x EV / 2022 EBITDA 63,000 4.4x - 5.2x EV / LTM Revenue 1,125,000 0.25x - 0.29x

Holding Company Discount A ppendix 01

41 CONFIDENTIAL • Duff & Phelps applied an overall discount to the Company’s investments based on considerations for marketability and control, the composition of the investment portfolio and other factors . • Duff & Phelps relied on the following methodologies in estimating the appropriate discount for the Company’s investment portfolio : – A review of private equity secondary market pricing data from secondary interest market intermediaries ; – An analysis of price to net asset value (“ NAV ”) for listed private equity investment companies ; and – A review of price to NAV indications for listed private equity indices . • Because much of the Company’s investment portfolio consists of early - stage or venture investments and companies generating losses or minimal income, Duff & Phelps focused primarily on observed discounts to NAV for venture funds in selecting a discount to apply for the Company’s investments . • Based on composition of the Company’s investment portfolio and the observations and analysis referenced above (and detailed on the following pages), Duff & Phelps applied a range of discounts to the Company’s investment portfolio of 0 % to 10% . Holding Company Discount Overview and Methodology

Holding Company Discount
Private Equity Secondary Market Pricing Data

- Duff & Phelps reviewed recent pricing data for the private equity secondary market published by several secondary interest market intermediaries.
- As shown in the table below, higher discounts to NAV are observed for venture funds relative to funds with other investment strategies.

Private Equity Secondary Market Pricing Data

Source	Fund Type	Period	Report Date	Price (% of NAV)	Discount to NAV	Pricing Indication
Greenhill Cogent	All	2019	Jan-20	88%	12%	Average high secondary bid
Greenhill Cogent	Buyout Funds	2019	Jan-20	93%	7%	Average high secondary bid
Greenhill Cogent	Real Estate	2019	Jan-20	83%	17%	Average high secondary bid
Greenhill Cogent	Venture	2019	Jan-20	77%	23%	Average high secondary bid
Setter Capital	All	Q4 2019	Feb-20	88%	12%	Average top pricing
Setter Capital	LBO	Q4 2019	Feb-20	94%	6%	Average top pricing
Setter Capital	Growth	Q4 2019	Feb-20	91%	9%	Average top pricing
Setter Capital	Real Estate	Q4 2019	Feb-20	84%	16%	Average top pricing
Setter Capital	Fund of Funds	Q4 2019	Feb-20	82%	18%	Average top pricing
Setter Capital	Venture Capital	Q4 2019	Feb-20	75%	25%	Average top pricing
Setter Capital	North America	Q4 2019	Feb-20	87%	13%	Average top pricing
Setter Capital	Western Europe	Q4 2019	Feb-20	97%	3%	Average top pricing
Setter Capital	Asia	Q4 2019	Feb-20	82%	18%	Average top pricing
Triago	All	Q1-Q3 2019	Oct-19	93%	7%	Average top pricing
Triago	Large Buyout	Q1-Q3 2019	Oct-19	100%	0%	Average top pricing
Triago	Mid-Market Buyout	Q1-Q3 2019	Oct-19	96%	4%	Average top pricing
Triago	Venture Capital	Q1-Q3 2019	Oct-19	85%	15%	Average top pricing
Triago	Tail-End	Q1-Q3 2019	Oct-19	87%	13%	Average top pricing

Sources: Greenhill Cogent Secondary Pricing Trends & Analysis, January 2020; Setter Capital Price Report, December 2019; Triago Quarterly, October 2019; PEI Secondaries Investor

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43 CONFIDENTIAL • Duff & Phelps compiled recent market information on listed private equity investment companies with various investment strategies and asset allocations, and analyzed their trading prices in relation to their most recent net asset values . • The table below details the prices of the publicly traded private equity investment firms relative to their most recent net asset values . Holding Company Discount Public Funds Price to NAV Analysis Public Funds Price to NAV Analysis ($ in millions) Company Ticker First Listed Fund Type Geographic Focus Fund Strategy Market Cap (6/10/2020) NAV Date Price to NAV Discount / (Premium) to NAV Price to NAV Discount / (Premium) to NAV Altamir SCA ENXTPA:LTA 1996 Direct Mainly France LBO/Growth $642 3/31/2020 57.7% 42.3% 64.1% 35.9% BMO Private Equity Trust Plc LSE:BPET 2001 FoF Global Buyout, Venture, Mezzanine, Investments Trusts 330 3/31/2020 70.5% 29.5% 86.3% 13.7% Deutsche Beteiligungs AG DB:DBAN 1985 Direct Germany Buyout 538 3/31/2020 108.3% (8.3%) 128.9% (28.9%) Dunedin Enterprise Investment Trust plc LSE:DNE 1987 Direct UK Buyout 70 3/31/2020 66.3% 33.7% 69.8% 30.2% Electra Private Equity plc LSE:ELTA 1976 Direct Europe Direct Unlisted, Net liquid assets, Listed, Funds 101 3/31/2020 50.2% 49.8% 56.6% 43.4% Gimv NV ENXTBR:GIMB 1997 Direct BEL/NL/GER Buyout, Growth, Venture 1,491 3/31/2020 109.3% (9.3%) 118.9% (18.9%) HarbourVest Global Private Equity Ltd LSE:HVPE 2007 FoF Global Fund of Funds: Venture, Buyouts 1,583 4/30/2020 67.0% 33.0% 72.7% 27.3% HBM Healthcare Investments AG SWX:HBMN 2008 Direct Global Later-Stage Emerging Private Companies 1,729 5/31/2020 103.6% (3.6%) 99.4% 0.6% HgCapital Trust plc LSE:HGT 1989 Direct Europe Buyout 1,210 3/31/2020 93.9% 6.1% 98.4% 1.6% JPEL Private Equity Limited LSE:JPEL 2005 FoF Global Buyout, Special Situations, Venture Capital 159 2/29/2020 72.6% 27.4% 59.3% 40.7% JZ Capital Partners Limited LSE:JZCP 2008 Direct US Micro cap Buyouts, Mezzanine, High Yield 94 1/31/2020 64.8% 35.2% 19.2% 80.8% NB Private Equity Partners Limited ENXTAM:NBPE 2007 Direct Global Buyout, Special Situations 596 5/15/2020 72.3% 27.7% 68.7% 31.3% Oakley Capital Investments Limited LSE:OCI 2007 Direct Global Buyout, Growth 499 12/31/2019 77.5% 22.5% 58.0% 42.0% Pantheon International plc LSE:PIN 1987 FoF Global Fund of Funds 1,359 11/30/2019 83.1% 16.9% 70.4% 29.6% Princess Private Equity Holding Limited LSE:PEY 1999 Direct Global Direct 675 4/30/2020 82.2% 17.8% 76.0% 24.0% Spice Private Equity Ltd SWX:SPCE 1999 FoF Global Growth, Buyout, Recap., Industry Consolidation 59 3/31/2020 49.6% 50.4% 48.2% 51.8% SL Private Equity LSE:SLPE 2001 FoF Europe Buyout, Secondary 580 4/30/2020 63.3% 36.7% 63.5% 36.5% Mean 76.0% 24.0% 74.0% 26.0% Median 72.3% 27.7% 69.8% 30.2% 25th Percentile 64.8% 16.9% 59.3% 13.7% 75th Percentile 83.1% 35.2% 86.3% 40.7% Source: Capital IQ, LPEQ and company websites As of NAV Date As of June 10, 2020

44 CONFIDENTIAL • Duff & Phelps also reviewed recent information on discounts to net asset values for several listed private equity indices, as shown in the table below . Holding Company Discount Listed Private Equity Indices Listed Private Equity Indices Index Description Discount to NAV as of 6/10/2020 Indices by Size / Liquidity LPX Composite Tracks highly capitalized and liquid listed private equity funds 23.6% LPX50 Tracks the 50 largest listed private equity funds 22.6% LPX Major Market Tracks the 25 largest listed private equity funds 21.4% Indices by Region LPX America Tracks private equity funds listed in North American stock exchanges 24.3% LPX Europe Tracks private equity funds listed in European stock exchanges 23.8% LPX UK Tracks private equity funds listed in UK stock exchanges 24.7% Indices by Investment Style LPX Buyout Tracks listed private equity funds that pursue a buyout investment strategy 21.5% LPX Direct Tracks listed private equity funds that mainly pursue a direct investment strategy 21.4% LPX Fund of Funds Tracks listed private equity funds that mainly pursue an indirect investment strategy through private equity limited partnerships 26.8% LPX Mezzanine Tracks listed private equity funds that predominately provide mezzanine capital 20.6% LPX Venture Tracks listed private equity funds that predominately provide venture capital 22.7% Source: LPX Group

Selected M&A Transactions Analysis A ppendix 02

Selected M&A Transactions Analysis (Yixin)

Selected M&A Transaction Analysis (Yixin)

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Equity Value	Book Value	LTM Revenue	LTM Net Income	P/E	P/B
Feb-20	Rifco Inc.	Provides auto finance services in Canada.	CANCAP Management Inc.	$19	$22	$9	$0	NM	0.88x
Dec-19	PRASAC Microfinance Institution Limited	Provides financial services, including micro, personal, motorbike and car loans etc., in Cambodia.	KB Kookmin Bank	$862	$307	$279	$79	11.0x	2.81x
Jul-18	321 Crédito-Instituicao Financeira de Crédito, S.A.	Offers used car financing. It engages in the securitization of auto loans, leases and long-term rental contracts.	Banco CTT, S.A.	$117	NA	NA	$9	12.7x	NA
Jul-17	Pepper Group Limited (nka:Pepper Group Pty Limited)	Offers a range of lending products, including residential mortgages, auto and equipment finance etc. The company also provides loan servicing for its own-originated loans, as well as for third party originated loans.	KKR Credit Advisors (US) LLC	$473	$356	$290	$50	9.6x	1.33x
Jun-17	AJU Capital Co., Ltd.	Offers general loans, credit/mortgage loans, corporate finance, and automobile finance for used and new cars.	Well to Sea No.3 Investment Purpose Company Co., Ltd.	$428	$647	$404	$45	9.5x	0.66x
Nov-16	Meritz Capital Co., Ltd.	Engages in credit finance business in South Korea and offers personal loans, auto finance for individuals, and corporate financing solutions.	Meritz Securities Co., Ltd.	$326	$353	$92	$32	10.3x	0.92x
Aug-16	Jordan Trade Facilities Company P.S.C	Offers personal loans; private and public transportation vehicle loans; vehicle and real estate leasing services; Islamic Murabaha products; commercial loans; fixed assets and equipment leasing services; mortgage loans; and credit cards.	Tamkeen Leasing Company	$31	$29	$9	$3	10.0x	1.06x
Dec-15	Volvofinans Bank AB (publ)	Provides product and sales financing to support the sale of products marketed by Volvo, Renault, and Ford dealers in Sweden.	Volvo Car Corporation	$537	$178	$465	$120	4.5x	3.02x
Mar-15	OneMain Financial Holdings, LLC	Provides unsecured and auto-secured personal loans and offers a home and auto membership product.	Springleaf Holdings, Inc. (nka:OneMain Holdings, Inc.)	$4,493	$1,933	$1,665	$513	8.8x	2.32x
Mean								**9.3x**	**1.55x**
Median								**9.6x**	**1.19x**

Source: Capital IQ, Bloomberg, company filings, press releases

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47 CONFIDENTIAL Selected M&A Transactions Analysis (BITA Core) Source: Capital IQ, Bloomberg, company filings, press releases Selected M&A Transactions Analysis - Online Auto Services (BITA Core) ($ in millions) Announced Target Name Target Business Description Acquirer Name Enterprise Value LTM Revenue LTM EBITDA EBITDA Margin EV / EBITDA EV / Revenue Feb-18 Dealer Inspire, Inc. and Launch Digital Marketing, LLC Develops software products and technology solutions for the automotive dealerships. Launch Digital Marketing, LLC provides digital marketing services. Cars.com Inc. $205 $41 $4.0 9.8% 51.3x 5.00x Nov-17 SK ENCARSALES.COM Ltd. Offers online used car advertising; vehicle history and pricing information services; dealer support solution services; including sales and stock management; and auto trade consulting services. carsales.com Ltd $374 $35 NA NA NA 10.55x Sep-16 Beijing Yesway Information Technology Co., Ltd. Develops and operates a self-driving networking service cloud platform. Xingmin Intelligent Transportation Systems (Group) Co., Ltd. $60 $15 NA NA NA 4.13x Mar-16 Beijing Zhiyue Network Technology Co., Ltd. Develops a web portal and a mobile application that offers news and information about automotive products. Keda Group Co., Ltd. $107 $5 NA NA NA 20.08x Aug-15 Beijing 58 Auto Technology Co.,Ltd. Develops and offers an Internet platform offering information and listing services for new and used automobiles. 58.com Inc. $21 $20 $1.5 7.5% 13.8x 1.04x Aug-15 HERE Holding Corporation Develops and provides Internet-based maps and other location content for navigation, location- based services, and mobile advertising applications around the globe. Daimler AG; Bayerische Motoren Werke AG; AUDI AG $3,124 $1,064 NA NA NA 2.94x Jun-15 Dealertrack Technologies, Inc. Provides web-based software solutions and services to the automotive retail industry. Cox Automotive, Inc. $4,464 $948 $123.7 13.0% 36.1x 4.71x May-15 Dealix Corporation And Autotegrity, Inc. Connects new and used car buyers with dealers, dealer groups, and OEMs of vehicles online. Autotegrity, Inc., a data analytics and online marketing company, provides an automotive shopping service connecting consumers with auto dealers. Autobytel Inc. (nka:AutoWeb, Inc.) $25 $71 NA NA NA 0.35x Group Mean 10.1% 33.7x 6.1x Group Median 9.8% 36.1x 4.4x Selected M&A Transactions Analysis - Online Verticals (BITA Core) ($ in millions) Announced Date Target Name Target Business Description Acquirer Name Enterprise Value LTM Revenue LTM EBITDA EBITDA Margin EV / EBITDA EV / Revenue Apr-20 58.com Inc. Operates various multi-category online classifieds platforms and vertical listing platforms that enable local businesses and consumers to connect in China. General Atlantic Service Company, L.P.; General Atlantic Singapore Fund Pte. Ltd; Warburg Pincus Asia LLC; Ocean Link Partners Limited $6,896 $2,205 $486.7 22.1% 14.2x 3.13x May-18 Mitula Group Limited Owns, operates, and manages vertical search websites. LIFULL Co., Ltd. $145 $27 $7.5 27.5% 19.5x 5.36x May-17 Angie's List, Inc. Operates a local services consumer review service and e-commerce marketplace in the United States. HomeAdvisor, Inc. (nka:ANGI Homeservices Inc.) $588 $313 $11.1 3.6% 52.8x 1.88x Jun-15 Gongkong (Beijing) Information Technology Co.,Ltd Operates an online portal which offers online advertising, e-commerce, market research and consultation, and e-business services for automation and control equipment manufacturers. Zhongyeda Electric Co., Ltd. $48 $5 NA NA NA 10.07x Group Mean 17.7% 28.8x 5.11x Group Median 22.1% 19.5x 4.24x Aggregate Mean 13.9% 31.3x 5.77x Aggregate Median 11.4% 27.8x 4.42x

Selected M&A Transactions Analysis (CIG)

Selected M&A Transactions Analysis (CIG)
($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / EBITDA	EV / Revenue
Feb-20	Sandbox Group LLC	Operates as a brand agency.	Merge Design & Interactive, Inc.	$35	$8	NA	NA	NA	4.33x
Feb-20	Growww Media Co., Ltd.	Operates as an integrated advertising agency in Taiwan.	Hakuhodo Zeta Inc.	$107	$133	$16	11.7%	6.9x	0.80x
Feb-20	TradeDoubler AB (publ)	Provides performance-based digital marketing services and technology solutions for publishers and advertisers worldwide.	Reworld Media Société Anonyme	$27	$120	$3	2.1%	10.3x	0.22x
Oct-19	Firewood Marketing, Inc.	Operates as a digital marketing and creative agency.	MediaMonks B.V.	$150	$57	$10	18.1%	14.6x	2.64x
Apr-19	Epsilon Data Management, LLC	Provides marketing solutions that integrate data, creativity, and technologies for advertisers.	Publicis Groupe Holdings B.V.; MMS USA Investments, Inc.	$4,400	$1,900	NA	NA	NA	2.32x
Sep-18	Shanghai Qianma Network Science and Technology Co., Ltd.	Offer digital marketing services.	Beijing Yuanlong Yato Culture Dissemination Co.,Ltd.	$50	$20	$4	18.6%	13.8x	2.57x
Jun-18	My Media S.A.S. (nka:Heroiks)	Offers services in the areas of media strategy and planning, affiliation, digital strategy, e-business strategy, e-reputation, community management, paid referencing audits, and ergonomic audits. Purchases offline and nline advertisement space.	LBO France; White Knight IX	$71	$28	NA	NA	NA	2.50x
Feb-18	Brandwidth Group Limited	Operates as a digital innovation agency.	Next Fifteen Communications Group plc	$14	$10	NA	NA	NA	1.40x
Jan-18	Daehong Communications Inc.	Provides marketing communication services.	LOTTE Corporation	$207	$389	$38	9.7%	5.5x	0.53x
Dec-17	Goldbach Group AG	Primarily engages in planning, consulting, creating, concept developing, purchasing, implementing, and deploying electronic offline and online media, and cross-media campaigns.	Tamedia AG (nka:TX Group AG)	$180	$507	$36	7.0%	5.1x	0.36x
Nov-17	The Corner Communications (London) Limited	A creative agency which provides brand and creative strategy, communications planning, digital design, and social marketing services.	Be Heard Group plc	$17	$7	$1	19.7%	11.6x	2.28x
Oct-17	Asatsu-DK Inc. (nka:ADK Holdings Inc.)	Involved in the provision of various integrated proposals and executions to solve marketing issues, planning and buying of digital and mass media, data-driven marketing activities.	Bain Capital Private Equity, LP	$1,188	$3,153	$72	2.3%	16.5x	0.38x
May-17	Havas SA	Provides advertising, media, and digital services worldwide.	Vivendi SA	$4,309	$2,486	$379	15.3%	11.4x	1.73x
Feb-17	SinnerSchrader Aktiengesellschaft	Operates as an independent digital agency in Germany and internationally.	Accenture Holding GmbH & Co. KG	$104	$55	$6	11.1%	17.0x	1.90x
Dec-16	Kameleon Worldwide Limited	A content marketing agency, engages in digital and social content.	Be Heard Group plc	$13	$3	$1	21.8%	19.9x	4.34x
Apr-16	ClickADV srl	Offers digital marketing and advertising services.	Cerved Group S.p.A.	$20	$9	$3	30.1%	7.5x	2.26x
Mean								12.3x	1.9x
Median								12.7x	2.3x

Source: Capital IQ, Bloomberg, company filings, press releases

CONFIDENTIAL 48 DUFF & PHELPS